                                                                    Exhibit 4.25




                           SECOND AMENDED AND RESTATED
                                PLEDGE AGREEMENT



                                      Among


                           SIRIUS SATELLITE RADIO INC.
                            (formerly CD Radio Inc.)
                                   as Pledgor

                              THE BANK OF NEW YORK
                                   as Trustee


                     UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee

                          LEHMAN COMMERCIAL PAPER INC.
                             as Administrative Agent


                         Any Future Agents Party Hereto

                                       and

                              THE BANK OF NEW YORK
                               as Collateral Agent



                            Dated as of March 7, 2001

                                TABLE OF CONTENTS

         Page
1.       Grant of Security Interest..............................4

2.       Security for Obligations................................5

3.       Delivery of Pledged Collateral..........................6

4.       Representations and Warranties..........................7

5.       As to the Pledged Collateral............................8

6.       Additional Shares......................................10

7.       Payment of Taxes and Claims............................11

8.       Covenants and Agreements...............................11

9.       The Collateral Agent Appointed Attorney-in-Fact........13

10.      The Collateral Agent May Perform.......................13

11.      The Collateral Agent's Duties..........................14

12.      Events of Default......................................14

13.      Notice of Event of Default.............................15

14.      Remedies...............................................15

15.      Expenses...............................................16

16.      Repayment in Bankruptcy, etc...........................17

17.      No Segregation of Moneys; No Interest..................17

18.      Continuing Security Interest; Termination..............17

19.      Notices................................................18

20.      Margin Regulations.....................................18

21.      Future Agents..........................................18

22.      Other Provisions.......................................18

                       SECOND AMENDED AND RESTATED PLEDGE
                                    AGREEMENT

                         SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (this
                    "Agreement"), dated as of March 7, 2001 made by SIRIUS SATELLITE RADIO INC. (formerly CD Radio Inc.), a Delaware corporation (the "Pledgor"), to THE BANK OF NEW YORK, as collateral agent (the "Collateral Agent") for the holders (the "Holders") from time to time of the Notes (as defined herein), the lenders (the "Lenders") from time to time under the Loan Agreement (as defined herein) and any future lenders (the "Future Lenders") from time to time under any Future Loan Agreement (as defined herein), THE BANK OF NEW YORK, as trustee for the 1997 Notes (as defined herein), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee for the 1999 Notes (as defined herein), LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (as defined below), and each Future Agent (as defined below), as agent for any Future Lenders, which becomes a party hereto by means of a Future Agent Supplement substantially in the form of Exhibit A hereto ("Future Agent Supplement").

         The Pledgor, United States Trust Company of New York, as trustee (in such capacity, the "1999 Note Trustee"), and The Bank of New York (as successor to IBJ Whitehall Bank and Trust Company), as trustee (in such capacity, the "1997 Note Trustee" and, together with the 1999 Note Trustee, the "Trustees"), are parties to the Amended and Restated Pledge Agreement dated as of May 15, 1999 pursuant to which the Pledgor granted a first priority security interest in the issued and outstanding capital stock described in Schedule I hereto (the "Pledged Shares") representing 100% of the issued and outstanding capital stock of Satellite CD Radio, Inc., a Delaware corporation (the "Subsidiary"), to the Collateral Agent to secure the obligations of the Pledgor pursuant to (i) the Indenture dated as of November 26, 1997 (as amended, restated, supplemented or modified from time to time, the "1997 Note Indenture") between the Pledgor and the 1997 Note Trustee pursuant to which the Pledgor issued $296,930,000 aggregate principal amount at maturity of its 15% Senior Secured Discount Notes due 2007 (the "1997 Notes") and (ii) the Indenture dated as of May 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "1999 Note Indenture"), between the Pledgor and the 1999 Note Trustee pursuant to which the Pledgor issued $200,000,000 aggregate principal amount of its 14-1/2% Senior Secured Notes due 2009 (the "1999 Notes", and together with the 1997 Notes, the "Notes").

         The Pledgor has entered into a Term Loan Agreement dated as of June 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Pledgor, the Lenders, Lehman Brothers Inc., as arranger and Lehman Commercial Paper Inc., as syndication agent and as administrative agent (in such capacity the "Administrative Agent") and in connection therewith the Pledgor has executed and delivered or will hereafter execute and deliver certain other agreements, pledges, documents and other instruments (as amended, supplemented, restated or otherwise modified from time to time, collectively, together with the Loan Agreement, the "Loan Documents").

         The Pledgor desires, to the extent permitted by the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement and any Future Loan Agreement (as defined below), to extend the benefits of this Agreement to the Lenders, the Administrative Agent, any Future Lender that makes extensions of credit ("Future Loans") pursuant to the terms and conditions of a loan agreement or indenture (a "Future Loan Agreement" and any other agreements, guaranties, pledges, documents and other instruments entered into in connection therewith (as amended, supplemented, restated or otherwise modified from time to time, collectively, together with a Future Loan Agreement, the "Future Loan Documents")) to the Pledgor and any administrative agent or trustee acting on behalf of any such Future Lenders (a "Future Agent" and, together with the 1997 Note Trustee, the 1999 Note Trustee and the Administrative Agent, the "Agents") that becomes a party hereto by means of a Future Agent Supplement (as defined below).

         The Pledgor, the Collateral Agent and the Trustees desire to amend and restate the Pledge Agreement to grant a first priority security interest in the Pledged Shares to the Collateral Agent for the benefit of the Agents and the ratable benefit of the Holders, the Lenders and any Future Lenders (the amount of such ratable benefit of the Holders to be determined, in the case of the 1997 Notes, with respect to the Accreted Value (as defined in the 1997 Note Indenture) of the 1997 Notes outstanding at such time, and in the case of the 1999 Notes, with respect to the principal amount of the 1999 Notes outstanding at such time, the amount of such ratable benefit of the Lenders to be determined with respect to the aggregate unpaid principal amount of the Loans (as defined in the Loan Agreement) outstanding at such time and the amount of such ratable benefit of any Future Lenders to be determined with respect to the aggregate unpaid principal amount or accreted value, as applicable, of any Future Loans (as defined in any applicable Future Loan Agreement) outstanding at such time.

         Capitalized terms used herein without definition are used herein as defined in the 1999 Note Indenture.

         In consideration of the premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor, the Collateral Agent and the Trustees hereby agree to amend and restate the Pledge Agreement pursuant hereto and the Pledgor hereby covenants and agrees with the Collateral Agent and the Agents, for their benefit and for the ratable benefit of the Holders, the Lenders (and any affiliate of any Lender party to any Specified Hedge Agreement (as defined in the Loan Agreement)) and each Future Lender (together with the Agents, the "Secured Parties") as follows:

         1. Grant of Security Interest. (a) The Pledgor hereby unconditionally assigns, pledges and grants to the Collateral Agent, for its benefit and the benefit of the Secured Parties, a first priority security interest in and to all of the Pledgor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Pledged Collateral"):

         (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

         (ii) all additional shares of issued and outstanding shares, interests, participations, warrants or other equivalents (however designated) of corporate stock ("Stock") of the Subsidiary from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

         (iii) all Proceeds (as defined herein) of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (i) and (ii) above).

         (b) As used herein, the term "Proceeds" shall have the meaning assigned to such term under Article 9 of the Uniform Commercial Code from time to time in effect in the State of New York (the "UCC"; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions) and, to the extent not otherwise included, shall include, but not be limited to: (i) any stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off; (ii) any option or other right, whether as an addition to, in substitution of or in exchange for any Pledged Shares or otherwise; (iii) distributions payable in property (whether real, personal, tangible, intangible, or mixed property; collectively "Property"); (iv) dividends or distributions on dissolution, or in partial or total liquidation, or from capital, capital surplus or paid-in surplus; (v) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator (a "Governmental Body"); and (vi) any and all other amounts from time to time paid or payable under or in connection with the Pledged Collateral.

         2. Security for Obligations. This Agreement, together with the Pledged Collateral, secures the payment of all of the obligations and liabilities of any kind of the Pledgor under this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Notes, the Loan Documents and any Future Loan Documents, whether liquidated, unliquidated, direct, indirect, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether for principal, interest, fees, costs, expenses or otherwise (whether arising or accruing before or after the occurrence of any Event of Default (as defined herein) and whether discharged, stayed or otherwise affected or allowed as a claim in any bankruptcy proceeding of the Subsidiary), and all costs, fees and expenses of the Collateral Agent and each Secured Party (including reasonable attorneys' fees and expenses and with respect to the Collateral Agent, reasonable allocated costs and expenses of in-house counsel and legal staff) in enforcing, preserving and protecting its rights against the Pledgor, whether or not suit is instituted (as the foregoing obligations and liabilities may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time) (collectively, the "Secured Obligations"), now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Collateral Agent or the Secured Parties under this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Notes, the Loan Documents and any Future Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor. Notwithstanding anything herein to the contrary, the 1997 Note Obligations (as defined in the Intercreditor Agreement), the 1999 Note Obligations (as defined in the Intercreditor Agreement), the Loan Obligations (as defined in the Intercreditor Agreement) and the Future Loan Obligations (as defined in the Intercreditor Agreement) are the only such obligations that may be secured by the Pledged Collateral unless otherwise permitted by the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement and any Future Loan Agreement.

         3. Delivery of Pledged Collateral. (a) All certificates and other instruments at any time owned or acquired by the Pledgor representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default (as defined herein), the Collateral Agent shall have the right, upon written instructions from any Agent and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         (b) If there shall occur a change in applicable law or regulations regarding (i) the steps necessary to obtain and maintain a perfected security interest in any Pledged Collateral or (ii) the ability to obtain a security interest directly in any license granted by the Federal Communications Commission or Governmental Body succeeding to the functions thereof (the "FCC"), or if there is Pledged Collateral for which the foregoing procedures are not effective to perfect a security interest, the Pledgor will immediately upon its becoming aware thereof so notify the Collateral Agent and will deliver to the Collateral Agent an Opinion of Counsel setting forth the steps necessary for the Collateral Agent to obtain and maintain such a perfected security interest in the Pledged Collateral affected by such change or for which the foregoing procedures are not effective to perfect a security interest, and the Pledgor and the Collateral Agent, instead of (or in addition to) the actions specified in this Section 3, shall take such other action, as specified in such Opinion of Counsel, as will create and maintain such perfected security interest.

         (c) Upon the execution and delivery of this Agreement, the Pledgor will file proper financing statements or amendments thereto with the appropriate office or offices under the Uniform Commercial Code in the State of New York, covering the Pledged Collateral described in this Agreement and, thereafter, such renewals, amendments or continuations thereof or such additional financing statements in such additional offices in such jurisdictions or in the appropriate filing offices in such additional jurisdictions as shall be required from time to time under the UCC in order to perfect and to continue the perfection of the security interest in the Pledged Collateral.

         4. Representations and Warranties. The Pledgor hereby represents and warrants to the Collateral Agent and the other Agents as follows:

         (a) Organization; Good Standing. The Pledgor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in every other jurisdiction where it is doing business, except where the failure to be so qualified or maintain good standing would not have a Material Adverse Effect (as defined herein). The chief place of business and chief executive office of the Pledgor are located at 1221 Avenue of the Americas, New York, New York 10020.

         (b) Corporate Power; Authorization. The execution, delivery and performance by the Pledgor of this Agreement, and the consummation of the transactions contemplated hereby, (i) are within the Pledgor's corporate authority; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Pledgor's by-laws or certificate of incorporation; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Pledgor or its property is subject; and (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Pledgor is a party or by which the Pledgor or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect (as defined herein)). Subject to Section 22(f) hereof, no authorization, approval or action by, or notice to, or filing with, any governmental authority or regulatory body is required under existing laws and regulations on the date hereof (A) for the grant or perfection of the security interests contemplated hereby or for the execution, delivery or performance of this Agreement by the Company, except as may be set forth in
     Section 3 with respect to actions to be taken by the Collateral Agent or any Agent or a financial intermediary holding Pledged Collateral and except for the filings referred to in Section 3(b) that may be required in the future, or (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or its rights and remedies in respect of the Pledged Collateral pursuant to this Agreement, except (1) as may be required in connection with the disposition of Pledged Collateral by laws affecting the offering and sale of securities, generally, and (2) with respect to Pledged Shares, for authorizations, approvals, notices and filings that may be required pursuant to regulations of the FCC (as defined herein), or any successor laws or regulations.

         (c) Enforceability. This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or insolvent corporations generally, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (d) Absence of Liens. It is the legal and beneficial owner of the Pledged Collateral free and clear of all Liens other than the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent under this Agreement.

         (e) Pledged Collateral. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares represent 100% of the total number of shares of the Subsidiary which are issued and outstanding or for which the Subsidiary is obligated to issue after giving effect to the issuance of all such shares.

         (f) Security Interest. This Agreement and the pledge of the Pledged Collateral pursuant hereto create a valid and perfected first priority security interest in the Pledged Collateral in favor of the Collateral Agent for the ratable benefit of the Secured Parties, securing the payment of all of the Secured Obligations, and all filings and other actions necessary or desirable as may be required by the Secured Parties to perfect and protect such security interest have been duly taken.

         5. As to the Pledged Collateral. (a) So long as no event or circumstance which constitutes a Default shall have occurred and be continuing:

         (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the 1997 Note

     Indenture, the 1999 Note Indenture, the Loan Agreement or any Future Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right without the consent of the Collateral Agent if, in the Collateral Agent's judgment, such action or inaction would have a Material Adverse Effect (as defined herein) on the fair market value of any of the Pledged Collateral including, without limitation, the validity, priority or perfection of the security interests granted hereby or the remedies of the Collateral Agent hereunder.

         (ii) Any and all dividends and other distributions (whether or not in cash) paid or payable, and certificates, instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Pledged Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to be held as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Parties, be segregated from the other Property of the Pledgor, and be forthwith delivered to the Collateral Agent, as Pledged Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Collateral Agent pursuant to this Section 5, and any other cash constituting Pledged Collateral delivered to the Collateral Agent, shall be invested, at the written direction of the Pledgor, by the Collateral Agent in Cash Equivalents.

         (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection (i) or (ii) above.

         (b) Upon the occurrence and during the continuance of a Default (except as provided below), at the Collateral Agent's option and following written notice by the Collateral Agent to the Pledgor:

         (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) shall cease; provided, however, that the Pledgor shall be entitled to exercise such rights without the prior consent of the Collateral Agent if such rights are to be exercised to vote in favor of a transaction which is reasonably expected to cure the Default, not result in another Default and not result in a Material Adverse Effect (as defined herein). Except as provided in the prior sentence, after the occurrence and during the continuance of an Event of Default, all such voting and other consensual rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the satisfaction of any regulatory requirements. Effective upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby appoints the Collateral Agent the Pledgor's true and lawful attorney-in-fact and grants to the Collateral Agent an IRREVOCABLE PROXY to vote the Pledged Collateral in any manner the

     Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

         (ii) The provisions of Section 5(a)(ii) shall continue in full force and effect, except that no dividends or distributions may be paid to the Pledgor.

         As used in this Agreement, the term "Material Adverse Effect" shall mean an effect resulting from any circumstance or event of whatever nature (including any adverse determination in any litigation) which does, or could reasonably be expected to, materially and adversely (A) impair the validity or enforceability of any of the 1997 Note Indenture, the 1999 Note Indenture, the Notes, any Loan Document or any Future Loan Document or the Collateral Agent's or any Secured Party's rights or remedies with respect thereto; (B) cause a Default; (C) affect the business, property, business prospects, operations, or financial or other condition of the Subsidiary or Pledgor; or (D) impair or affect the Pledged Collateral or the Collateral Agent's Liens on the Pledged Collateral or the priority of such Liens.

         (c) In the event that all or any part of the securities or instruments constituting the Pledged Collateral are lost, mutilated, destroyed or wrongfully taken while such securities or instruments are in the possession of the Collateral Agent, the Pledgor agrees that it will cause the delivery of new securities or instruments in place of the lost, mutilated, destroyed or wrongfully taken securities or instruments upon request therefor by the Collateral Agent without the necessity of any indemnity bond or other security other than the Collateral Agent's agreement or indemnity therefor customary for security agreements similar to this Agreement.

         6. Additional Shares. (a) The Pledgor agrees that it will cause the Subsidiary not to issue any Stock of any kind.

         (b) Without derogating from paragraph (a) of this Section 6, in the event that, during the term of this Agreement:

         (i) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of the Subsidiary, all new, substituted, and additional shares, or other securities, issued by reason of any such change and received by the Pledgor (directly or indirectly) or to which the Pledgor shall be entitled shall be promptly delivered or otherwise transferred to the Collateral Agent, together with undated stock powers endorsed in blank by the Pledgor, and shall thereupon constitute additional Pledged Collateral to be held by the Collateral Agent under the terms of this Agreement; and

         (ii) any subscriptions, warrants or any other rights or options shall be issued in connection with the Pledged Shares, all new stock or other securities acquired through such subscriptions, warrants, rights or options, and all additional shares of capital stock of the Subsidiary or any successor in interest thereto from time to time acquired by the Pledgor (directly or indirectly) in any manner whatsoever (including, without limitation, any shares of preferred stock issued by the Subsidiary) together with appropriate undated stock or similar powers endorsed in blank by the Pledgor, shall be promptly delivered or otherwise transferred to the Collateral Agent and shall thereupon constitute Pledged Collateral to be held by the Collateral Agent under the terms of this Agreement.

         7. Payment of Taxes and Claims. The Pledgor shall make payment of (a) all taxes, assessments, license fees, levies and other charges of Governmental Bodies imposed upon it which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Pledgor, unless and to the extent only that such taxes, assessments, charges, license fees, levies and other charges shall be contested in good faith and by appropriate proceedings diligently conducted by the Pledgor and the Collateral Agent has received prompt notice of such contest, (b) all taxes, assessments, license fees, levies and other charges of Governmental Bodies on any of the Pledged Collateral before any penalty or interest accrues thereon, unless and to the extent only that such taxes, assessments, charges, license fees, levies and other charges shall be contested in good faith and by appropriate proceedings diligently conducted by the Pledgor and the Collateral Agent has received prompt notice of such contest, before any penalty or interest accrues thereon, and (c) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Pledged Collateral, which have become due and payable and which by law have or may become a Lien upon any of the Pledged Collateral prior to the time when any penalty or fine shall be incurred with respect thereto, unless and to the extent such claim is being contested in good faith and by appropriate proceedings diligently conducted by the Pledgor, the Collateral Agent has received prompt notice of such contest, any proceeding to place a lien on the Pledged Collateral or to enforce a lien on the Pledged Collateral has been stayed and such contest is not reasonably expected to have a Material Adverse Effect.

         8. Covenants and Agreements. The Pledgor covenants and agrees that on and after the date hereof until the payment in full of the Secured Obligations and the termination and discharge of all of the 1997 Note Indenture and the 1999
Note Indenture and the Loan Documents and any Future Loan Documents, unless the Collateral Agent shall otherwise consent in writing:

         (a) At any time and from time to time, upon the reasonable request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly do, file, record, execute and deliver any and all such further notices, instruments and documents and will take such further action as may be reasonably deemed necessary or desirable in the judgment of the Collateral Agent and its counsel to obtain, protect and perfect the security interests granted hereby and enforce and give effect to the rights, remedies and powers hereunder, including, without limitation, the recording or filing of all instruments and documents reasonably necessary to perfect and protect the perfection of the security interests granted hereby under Article 8 or 9 of the Uniform Commercial Code in effect in any applicable jurisdiction. In connection therewith, the Collateral Agent is hereby irrevocably authorized and empowered as the Pledgor's attorney-in-fact, solely to make, at the Collateral Agent's option, all filings and to give all other notices as it shall reasonably deem necessary with respect to any of the Pledged Collateral, all of which may be done with or without the signature of the Pledgor. The Pledgor agrees that the foregoing power constitutes a power coupled with an interest which shall survive until the payment in full of all of the Secured Obligations. The Pledgor agrees to reimburse the Collateral Agent on demand for any actual and reasonable expenses (including reasonable attorneys' fees and expenses with respect to the Collateral Agent, including reasonable allocated costs and expenses of in-house counsel and legal staff) incurred by the Collateral Agent in connection with such matters and, until such reimbursement, such expenses shall be a part of the Secured Obligations.

         (b) The Pledgor shall defend its ownership interest in and to the Collateral and the Collateral Agent's security interest in and to the Pledged Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent.

         (c) The Pledgor shall, at all times, maintain or cause to be maintained accurate books and records with respect to the Pledged Collateral, and shall furnish to the Collateral Agent such information concerning such Pledged Collateral as the Collateral Agent may from time to time reasonably request. The Collateral Agent and its designees are hereby given the right, at the Pledgor's expense, to inspect and copy, following prior notice to the Pledgor and during regular business hours, or the Pledgor shall furnish the Collateral Agent with copies of, all records and documents reasonably required by the Collateral Agent relating to the Pledged Collateral.

         (d) The Pledgor shall not further hypothecate, assign, pledge, encumber, transfer, sell or otherwise dispose of, or grant any option with respect to, or create or suffer to exist a security interest in, or a Lien on, the Pledged Collateral or any portion thereof, except for the pledge, assignment and security interest created by this Agreement in favor of the Collateral Agent and except as contemplated by Article 12 of the 1997 Note Indenture, Article 12 of the 1999 Note Indenture, Section 6 of the Loan Agreement and the relevant comparable section of any Future Loan Agreement. The inclusion of "Proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Pledged Collateral except as expressly permitted herein.

         (e) The Pledgor shall promptly notify the Collateral Agent of any change occurring in or to the Pledged Collateral, of a change in the Pledgor's mailing address, of any material change in any fact or circumstance warranted or represented by the Pledgor in this Agreement or furnished to the Collateral Agent, or if any Default or Event of Default hereunder shall occur.

         (f) The Pledgor shall not, without the prior written consent of the Collateral Agent, sign or file or authorize the signing or filing of any document, financing statement or instrument creating or perfecting, or purporting to create or perfect, any Lien or other encumbrance on all or any part of its Pledged Collateral except in favor of the Collateral Agent as required hereby and except as contemplated in Article 12 of the 1997
     Note Indenture and Article 12 of the 1999 Note Indenture and Section 6 of the Loan Agreement and the relevant comparable section of any Future Loan Agreement.

         (g) The security interest granted hereby constitutes and shall at all times constitute a perfected continuing first priority security interest in the Pledged Collateral.

         9. The Collateral Agent Appointed Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Pledged Collateral or obligations, without otherwise discharging or affecting the Secured Obligations, the Pledged Collateral or the security interests granted by this Agreement,

         (b) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral; and

         (c) to receive, indorse and collect any drafts or other instruments and documents made payable to the Pledgor in connection with clause (a) above or representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

         10. The Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein or make payment of any amount required hereunder, the Collateral Agent may itself perform, or cause performance of, or provide payment for the performance thereof, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 15 of this

Agreement and any such payment made shall be deemed an advance by the Collateral Agent to the Pledgor, payable on demand together with interest at the highest rate then payable under the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement, or any Future Loan Agreement as applicable, or if more than one of the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or a Future Loan Agreement are applicable, then at the rate which is the greatest thereof.

         11. The Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral, including the filing of any financing or continuation statements relating to the Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own Property, it being understood that the Collateral Agent shall not be under any obligation to (a) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall be added to the Secured Obligations.

         12. Events of Default. If any of the following events shall occur, then an "Event of Default" has occurred hereunder:

         (a) if the Pledgor fails to fully and punctually pay, perform or observe any debt, obligation or liability of the Pledgor under this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Loan Documents or any Future Loan Documents; or

         (b) if any representation or warranty made herein, in the 1997 Note Indenture, in the 1999 Note Indenture, in the Loan Agreement in any Future Loan Agreement, or in any certificate, report or other document furnished by the Pledgor in connection with this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or any Future Loan Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; or

         (c) if the Pledgor shall fail to observe or perform any term, covenant or agreement contained in Sections 8(a), 8(d) or 8(f) of this Agreement; or

         (d) if the Pledgor shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this

     Agreement and such failure shall have continued unremedied for a period of 30 days after the Pledgor shall become aware of such failure; or

         (e) the occurrence and continuance of an Event of Default under and as defined in the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or any Future Loan Agreement.

         13. Notice of Event of Default. The Pledgor agrees to notify the Collateral Agent of the occurrence of an Event of Default promptly upon its obtaining knowledge thereof.

         14. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may upon written instructions from the 1997 Note Trustee, the 1999 Note Trustee, the Administrative Agent or any Future Agent, as applicable, subject to regulatory requirements and the terms and conditions of the Intercreditor Agreement, exercise any and all remedies and other rights provided under this Agreement and by applicable law, including, without limitation, the following:

         (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Pledged Collateral for, and then or at any time thereafter applied (after the payment of any amounts payable to the Collateral Agent pursuant to Section 15 hereof) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment of all of the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         (c) The Pledgor acknowledges and agrees that the Collateral Agent may elect, with respect to the offer or sale of any or all of the Pledged Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of the Pledged Collateral or the offer and sale thereof under any Federal or state securities laws and that the Collateral Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Collateral Agent is necessary in order to avoid any violation of applicable law, including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Body. The Pledgor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Collateral Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be necessary or desirable in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the parties entitled to give direction pursuant to the Intercreditor Agreement, and that any such offer and sale shall, taking into account the possible restrictions on such offer and sale described in this subsection (c), be conducted in a commercially reasonable manner.

          (d) The Pledgor hereby expressly waives and covenants not to assert any appraisement, valuation, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

         15. Expenses. The Pledgor will upon demand make payment to the Collateral Agent of any and all reasonable out-of-pocket sums, costs and expenses, which the Collateral Agent may pay or incur pursuant to the provisions of this Agreement or in perfecting, defending, protecting or enforcing this Agreement or the security interests granted herein or in enforcing payment of all of the Secured Obligations or otherwise in connection with the provisions hereof, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees (including with respect to the Collateral Agent, the reasonable allocated costs and expenses of in-house counsel and legal staff) all of which together with interest at the highest rate then payable under the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement, or any Future Loan Agreement as applicable, or if more than one of the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or a Future Loan

Agreement are applicable, then the greatest thereof, shall be part of the Secured Obligations.

         16. Repayment in Bankruptcy, etc. Notwithstanding anything to the contrary contained in this Agreement, if, at any time or times subsequent to the payment of all or any part of the Secured Obligations, the Collateral Agent shall be required to repay any amounts previously paid by or on behalf of the Subsidiary or the Pledgor in reduction thereof by virtue of an order of any court having jurisdiction thereof, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Pledgor unconditionally agrees to make payment to the Collateral Agent within 10 days after demand of the amount of such repayment, together with interest on such amount from the date of such repayment by the Collateral Agent to the date of payment to the Collateral Agent at the default interest rate set forth in the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or any Future Loan Agreement, as applicable, or if more than one of the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement or a Future Loan Agreement are applicable, then at the rate which is the greatest thereof.

         17. No Segregation of Moneys; No Interest. No moneys or any other property received by the Collateral Agent hereunder need be segregated in any manner except to the extent required by law, and any such moneys or other property may be deposited under such general conditions as may be prescribed by law applicable to the Collateral Agent, and the Collateral Agent shall not be liable for any interest thereon.

         18. Continuing Security Interest; Termination. (a) This Agreement shall create a continuing perfected first security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all of the Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Secured Parties and their respective successors, transferees and assigns.

         (b) Notwithstanding anything to the contrary in this Section 18, upon
(i) satisfaction by the 1997 Note Trustee and the 1999 Note Trustee of the conditions set forth in Article Four of the 1997 Note Indenture and Article Four of the 1999 Note Indenture, upon the satisfaction and discharge of the 1997 Note Indenture and the 1999 Note Indenture and repayment of all obligations under the Loan Documents and any Future Loan Documents and termination of the Loan Agreement and any relevant Loan Documents and any Future Loan Agreement and relevant Future Loan Documents, respectively, (ii) the payment in full of all Secured Obligations or (iii) the defeasance of the 1997 Notes and the 1997 Note Indenture as provided in Section 13.02 of the 1997 Note Indenture, the defeasance of the 1999 Notes and the 1999 Note Indenture as provided in Section
13.02 of the 1999 Note Indenture, and the repayment of all obligations under the Loan Documents and any Future Loan Documents and termination of the Loan Agreement and any relevant Loan Documents and any Future Loan Agreement and relevant Future Loan Documents, the security interests created under this

Agreement shall terminate and the Collateral Agent shall, at the request and expense of the Pledgor, cause to be assigned, transferred and delivered, against receipt but without recourse, warranty or representation whatsoever, any remaining Pledged Collateral, to or on the order of the Pledgor, and shall execute and deliver to the Pledgor an instrument or instruments acknowledging the release of such Pledged Collateral from the Lien of this Agreement.

         19. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered to it, if to the Pledgor, addressed to it at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention of Patrick L. Donnelly, if to the Collateral Agent addressed to it at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attention of Corporate Trust Trustee Administration, if to the 1997 Note Trustee, at the address of the 1997 Note Trustee specified in the 1997 Note Indenture, if to the 1999 Note Trustee, at the address of the 1999 Note Trustee as specified in the 1999 Note Indenture, if to the Administrative Agent, at the addresses of the Administrative Agent specified in the Loan Agreement, if to any Future Agent, at the address specified in the applicable Future Agent Supplement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

         20. Margin Regulations. The Pledgor shall take such steps as may be necessary so that it shall comply with Regulations U and X (in so far as Regulation X applies to Regulation U) promulgated by the Board of Governors of the Federal Reserve System, in each case as in effect from time to time and to the extent such Regulations are at the time applicable to the Notes issued by the Pledgor.

         21. Future Agents. To the extent permitted by the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement and any Future Loan Agreement, by executing and delivering a Future Agent Supplement, a Future Agent (on its own behalf and on behalf of the Future Lenders) hereby becomes a party to this Agreement as an Agent hereunder with the same force and effect as if originally named herein as an Agent and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of an Agent hereunder.

         22. Other Provisions. (a) Except as expressly provided in this Agreement, the Pledgor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Notes, the Loan Documents, any Future Loan Documents or the Secured Obligations, notice of acceptance of this Agreement and reliance hereupon by the Collateral Agent and notice of any sale of collateral security or any default of any sort.

         (b) The Pledgor waives all errors or omissions of the Collateral Agent in connection with the administration of Security Interest created hereby and the Pledged Collateral, except errors or omissions which constitute gross negligence or wilful misconduct.

         (c) The Pledgor agrees that the Collateral Agent or the Secured Parties may at any time, without notice to or consent of the Pledgor, and without in any manner affecting the liability of the Pledgor hereunder, amend, modify or waive any term or condition of the 1997 Note Indenture, the 1999 Note Indenture, the Loan Documents and any Future Loan Documents, as applicable, and the 1997 Notes and the 1999 Notes, as applicable, the Intercreditor Agreement and any of the other respective Secured Obligations and any collateral security therefor and otherwise deal with the Pledgor as if this Agreement did not exist.

         (d) The Pledgor is not relying upon the Collateral Agent to provide to the Pledgor any information concerning the Subsidiary, including, without limitation, information which might have a Material Adverse Effect, and the Pledgor has made arrangements satisfactory to the Pledgor to obtain from the Subsidiary on a continuing basis such information concerning the Subsidiary as the Pledgor may desire.

         (e) In addition to all other rights it may have at law or otherwise, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent is hereby authorized at any time and from time to time, without notice, to set off against any and all obligations which the Collateral Agent may owe to the Subsidiary or the Pledgor, of any kind or nature, and the Pledgor shall continue to be liable to the Collateral Agent for any deficiency with interest at the applicable interest rate set forth in the 1997 Note Indenture or the 1997 Notes, or the 1999 Note Indenture or the 1999 Notes, or the Loan Agreement or in any Future Loan Agreement, as applicable.

         (f) Notwithstanding anything to the contrary contained in the 1997 Note Indenture, the 1999 Note Indenture, the Loan Documents or any Future Loan Documents or in any other agreement, instrument or document executed by the Pledgor and delivered to the Collateral Agent, the Collateral Agent will not take any action pursuant to any document referred to above which would constitute or result in any assignment of any FCC license or any change of control (whether de jure or de facto) of the Pledgor or the Subsidiary if such assignment of any FCC license or change of control would require, under then existing law or regulation of the FCC, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, subject to terms and conditions of this Agreement, the Pledgor agrees to take any action which the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Collateral Agent to exercise and enjoy, the full rights and benefits granted to the Collateral Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of the Pledgor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of
(i) any sale or other disposition of the Pledged Collateral by or on behalf of the Collateral Agent, or (ii) any assumption by the Collateral Agent of voting rights in the Pledged Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect (the "Communications Act") and other applicable FCC regulations and published policies and decisions.

         (g) The Pledgor agrees to indemnify and hold harmless the Collateral Agent and each Secured Party, the respective affiliates of the Collateral Agent, each Secured Party, and the respective officers, directors, employees, agents (including, without limitation each of their counsel), and controlling persons of the Collateral Agent, each Secured Party and each such affiliate (each, an "Indemnified Party") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Collateral Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) of every nature and character arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to the 1997 Note Indenture, the 1999 Note Indenture, the Notes, the Loan Documents, any Future Loan Documents or this Agreement or the transactions contemplated hereby (other than any such actions or expenses resulting from the gross negligence or wilful misconduct of the Collateral Agent or the Secured Parties), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of in-house counsel and legal staff incurred in connection with any such investigation, litigation or other proceeding whether or not such Indemnified Party is a party thereto, and the Pledgor agrees to reimburse each Indemnified Party, upon demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Collateral Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) incurred in connection with any of the foregoing. In litigation, or the preparation therefor, the Collateral Agent and each Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Pledgor agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Pledgor under this Section 22(g) are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         The Pledgor shall not make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Notes, the Loan Documents, or any Future Loan Documents or any act, omission or event occurring in connection therewith, and the Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in the Pledgor's favor.

         The covenants contained in this Section 22(g) shall survive payment or satisfaction in full of all other of the Secured Obligations.

         (h) The Pledgor hereby appoints Patrick L. Donnelly, 1221 Avenue of the Americas, New York, New York 10020, as its legally authorized process agent to accept service on behalf of the Pledgor.

         (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Pledgor by mail to Patrick L. Donnelly at the address specified in
Section 22(h). The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         (j) This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         (k) This Agreement and any other documents executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22(n).

         (l) Each Holder, by its acceptance of the benefits of this Agreement and the security interest created hereby, is deemed to agree to be subject to the provisions of the Intercreditor Agreement.

         (m) The Pledgor hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, or any of the other loan documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Pledgor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (i) certifies that no agent or representative of the Collateral Agent or any Secured Party has represented, expressly or otherwise, that the Collateral Agent or such Secured Party, as the case may be, would not, in the event of litigation, seek to enforce the foregoing waivers and

(ii) acknowledges that the Collateral Agent and the Agents have been induced to enter into this Agreement, the 1997 Note Indenture, the 1999 Note Indenture, the Loan Agreement and any Future Loan Agreement by, among other things, the waivers and certifications contained herein.

         (n) Any consent or approval required or permitted by this Agreement to be given by the Collateral Agent may be given with, but only with, the written consent of the Collateral Agent (subject to the terms of the Intercreditor Agreement). Any term of this Agreement may be amended, and the performance or observance by the Pledgor of any terms of this Agreement, or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Pledgor and the written consent of the Collateral Agent and the Agents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Collateral Agent or any Secured Party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Pledgor shall entitle the Pledgor to other or further notice or demand in similar or other circumstances.

         (o) Notwithstanding the foregoing, this Agreement may be amended, revised and supplemented, as contemplated by Section 1203 of the 1997 Note Indenture, Section 12.03 of the 1999 Note Indenture, Section 9.1 of the Loan Agreement and the relevant comparable section of any Future Loan Agreement, to assign and pledge to the Collateral Agent for the equal and ratable benefit of the Secured Parties a security interest in the Pledged Collateral. Any such amendment, revision or supplement shall comply with the provisions of Section 1203 of the 1997 Note Indenture and Section 12.03 of the 1999 Note Indenture,
Section 9.1 of the Loan Agreement and the relevant comparable section of any Future Loan Agreement.

         (p) The Pledgor hereby waives any and all rights against immunity from jurisdiction, attachment (both before and after judgment) and execution to which it might be entitled.

         (q) The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         (r) The Collateral Agent shall not be required to exercise any of the rights or powers vested in it by this Agreement, unless it shall have received reasonable indemnity against costs, expenses and liabilities which may be incurred in connection therewith. Any permissive right of the Collateral Agent to act hereunder shall not be construed as a duty.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date hereof.

                                        SIRIUS SATELLITE RADIO INC.


                                        By: /s/ Michael Haynes
                                            -----------------------------------
                                            Name:  Michael Haynes
                                            Title: Vice President and Treasurer

Accepted and agreed to:

THE BANK OF NEW YORK
as Collateral Agent,


By: /s/ Michael C. Daly
    -------------------------------
    Name: Michael C. Daly
    Title: Assistant Vice President

THE BANK OF NEW YORK,
as 1997 Note Trustee,


By: /s/ Michael C. Daly
    -------------------------------
    Name: Michael C. Daly
    Title: Assistant Vice President

UNITED STATES TRUST COMPANY OF NEW YORK, as 1999 Note Trustee,


By:  /s/ Patricia Gallagher
    --------------------------------
    Name: Patricia Gallagher
    Title:  Assistant Vice President


LEHMAN COMMERCIAL PAPER INC.
as Administrative Agent

By: /s/ Michele Swanson
    -------------------------------
    Name: Michele Swanson
    Title: Authorized Signatory

                                   Schedule I

                                 Pledged Shares

All issued and outstanding shares of capital stock of Satellite CD Radio, Inc., a Delaware corporation.

                                                                   Exhibit A



         FUTURE AGENT SUPPLEMENT, dated as of _____, between _____, (the "Future Agent") and the Bank of New York, as collateral agent, (in such capacity, the "Collateral Agent") for the Secured Parties. All capitalized terms not defined herein shall have the meanings ascribed to them in the Pledge Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Future Lenders desire to provide for their rights in respect of the Pledged Collateral; and

         WHEREAS, pursuant to the [ ] among the Pledgor, the Future Agent and the Future Lenders named therein, (a) such Future Lenders have agreed to make extensions of credit to the Pledgor and (b) the Future Agent desires to become a party (on its own behalf and on behalf of the Future Lenders) to the Second Amended and Restated Pledge Agreement dated as of March 7, 2001 (as amended or supplemented from time to time, the "Pledge Agreement") among the Agents parties thereto and the Collateral Agent; and

         NOW, THEREFORE, IT IS AGREED:

         1. Pledge Agreement. By executing and delivering this Future Agent Supplement, the Future Agent (on its own behalf and on behalf of the Future Lenders) hereby becomes a party to the Pledge Agreement as an Agent thereunder with the same force and effect as if originally named therein as an Agent and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of an Agent thereunder.

         2. Notices. All notices and other written communications provided for in this Future Agent Supplement shall be given as provided by the terms of the Pledge Agreement, in the case of the Future Agent, addressed as follows, or to such other address as the Future Agent may designate as to itself by like notice:

                                             [                          ]
                                             [                 ]
                                             [                          ]
                                             Attention:
                                             ---------
                                             Fax No.:[                  ]

   with copies to:

                                             [                          ]
                                             [                 ]
                                             [                          ]
                                             Attention:
                                             ---------

                                             Fax No.:[                  ]

         3. Governing Law. This Future Agent Supplement shall be governed by, and contained and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Future Agent Supplement to be duly executed and delivered as of the date first above written.

                                     [FUTURE AGENT]


                                     By:
                                         ------------------------------
                                         Name:
                                         Title:

                                     THE BANK OF NEW YORK,
                                      as Collateral Agent


                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

Accepted and agreed to:

SIRIUS SATELLITE RADIO INC.

By:
    ------------------------------
     Name:
     Title:

[EACH AGENT INCLUDING
ANY PRIOR FUTURE AGENTS]